UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2015

Azure Midstream Partners, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-36018	46-2627595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 300

Dallas, Texas 75251

(Address of principal executive offices) (Zip Code)

(972) 674-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2015, Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and Azure Midstream Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named in the Underwriting Agreement, relating to the public offering of 3,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $14.17 per Common Unit (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership also granted the underwriters a 30-day option to purchase up to an additional 525,000 Common Units at the same price.

The Offering closed on June 22, 2015. The Company received net proceeds from the sale of the Common Units sold in the Offering of approximately $47.7 million, including the proportionate capital contribution by the General Partner to maintain its 1.96% general partner interest and after deducting the underwriting discount and estimated offering expenses payable by the Partnership.

The Common Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-203451), which became effective on April 28, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the Offering, Vinson & Elkins L.L.P. issued an opinion as to the legality of the Common Units to be sold in the offering, which opinion is filed as Exhibit 5.1 to this Current Report, and an opinion as to certain tax matters with respect to the Offering, which opinion is filed as Exhibit 8.1 to this Current Report.

Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Partnership or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 7.01. Regulation FD Disclosure.

On June 17, 2015, the Partnership issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated June 17, 2015, by and among Azure Midstream Partners, LP, Azure Midstream Partners GP, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the common units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).

99.1	Press release, dated June 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Azure Midstream Partners, LP

	By:	Azure Midstream Partners GP, LLC, its general partner

Date: June 22, 2015

/s/ Eric. T. Kalamaras
		Name:	Eric. T. Kalamaras
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated June 17, 2015, by and among Azure Midstream Partners, LP, Azure Midstream Partners GP, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the common units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).

99.1	Press release, dated June 17, 2015.